EXHIBIT 16.1

July 1, 2025

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have read Item 4.01 of Form 8-K of Acro Biomedical Co., Ltd. dated July 1, 2025. We agree with the statements made concerning our firm contained therein.

Yours very truly,

/s/ Prager Metis CPAs, LLC

Hackensack, New Jersey